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                                                                   EXHIBIT 99.2
                              AMENDED AND RESTATED
                              GOVERNANCE AGREEMENT

         THIS AMENDED AND RESTATED GOVERNANCE AGREEMENT (this "AGREEMENT"), dated as of February 8, 2001 (the "EFFECTIVE DATE"), is entered into by and among SPRINT CORPORATION, a Kansas corporation ("SPRINT"), SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership ("SPRINT L.P."), EARTHLINK, INC., a Delaware corporation ("EARTHLINK"), and its wholly-owned subsidiary EARTHLINK OPERATIONS, INC., a Delaware corporation ("OPERATIONS").

                  WHEREAS, on February 10, 1998, the parties entered into that certain Governance Agreement (the "GOVERNANCE AGREEMENT") intended to govern the parties' strategic relationship, including Board representation, Sprint's rights to purchase equity interests in EarthLink, Sprint's right to acquire EarthLink under certain conditions and related governance matters;

                  WHEREAS, Sprint and EarthLink, in recognition of the evolution of their relationship, have determined to amend and restate the Governance Agreement in its entirety to reflect that evolution;

                  WHEREAS, contemporaneously herewith, the parties are also restructuring their commercial relationship by terminating the existing Marketing and Distribution Agreement of February 10, 1998, and entering into a new Master Services Agreement of even date herewith (the "MASTER SERVICES AGREEMENT"), amending their Registration Rights Agreement of February 10, 1998 by entering into the Amended and Restated Registration Rights Agreement and restructuring and terminating various other ancillary agreements and arrangements; and

                  WHEREAS, Sprint's representatives on the Board of Directors shall also tender their resignations from the Board of Directors contemporaneously with the execution of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Person) means the possession, directly or

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indirectly, of the power to direct or cause the direction of the management and policies of such Person through ownership of securities.

                  "AFFILIATED EQUITY HOLDERS" means Sprint, Sprint L.P. and each of their respective Affiliates (exclusive of EarthLink, Operations and their Subsidiaries) that, as of any relevant date of determination, are holders of Equity Securities.

                  "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement dated as of the date hereof, by and among Sprint, Sprint L.P. and EarthLink.

                  "ANCILLARY AGREEMENTS" means the Master Services Agreement, the Amended and Restated Registration Rights Agreement, and the Termination, Mutual Release and Waiver Agreement.

                  "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of EarthLink.

                  "BUSINESS COMBINATION" means a transaction or a series of related transactions with a third party, other than an Affiliate of Sprint or Sprint L.P., or third parties, other than Affiliates of Sprint or Sprint L.P., who are acting as a group (as defined in Rule 13d-5 of the Exchange
Act), undertaken in any form whatsoever, involving a merger, consolidation, combination, share exchange, reorganization or other extraordinary transaction with respect to EarthLink in which, upon consummation thereof, the shareholders of EarthLink immediately prior to such transaction or series of related transactions would not own (immediately following the consummation of such transaction or series of related transactions) at least 50% of the total voting power represented by the outstanding Voting Equity Securities or, if the outstanding Voting Equity Securities are converted or exchanged in such transaction or series of related transactions into securities of a third party, at least 50% of the total voting power represented by the outstanding voting equity securities of such third party.

                  "CERTIFICATES OF DESIGNATION" means the Amended and Restated Certificate of Designation of Rights, Preferences and Privileges for the Series A Stock and the Amended and Restated Certificate of Designation of Rights, Preferences and Privileges for the Series B Stock.

                  "CHANGE OF ENTITY TRANSACTION" means a transaction or series of related transactions with a third party, other than an Affiliate of Sprint or Sprint L.P., or third parties, other than Affiliates of Sprint or Sprint L.P., who are acting as a group (as defined in Rule 13d-5 of the Exchange Act), undertaken in any form whatsoever, involving a merger, consolidation, combination, share exchange, reorganization or other extraordinary transaction with respect to EarthLink, which (i) is not a Business Combination and (ii) in which the outstanding Common Stock is converted into or exchanged for securities of a third party (the "SUCCESSOR ENTITY").

                  "COMMON STOCK" means the common stock, $.01 par value, of EarthLink.

                  "CONFIDENTIAL INFORMATION" means the discussions, negotiations and proposals related to this Agreement and the Ancillary Agreements and (ii) any information exchanged in connection with this Agreement concerning the other party's business including, without

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limitation, tangible, intangible, visual, electronic, written, oral, present, or future information that contains: (w) trade secrets, (x) financial information and pricing, (y) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, and/or (z) business information, such as operations, planning, marketing interests, and products.

                  "CONVERSION RATIO" means, with respect to the Series A Stock and Series B Stock, the quotient of the "Liquidation Value" divided by the "Conversion Price," as those terms are defined in the Certificates of Designation, assuming the acceleration of the full amount of the Liquidation Accretion Dividends as contemplated by the last sentence of Section 3(a)(i) of the Certificates of Designation.

                  "DIRECTOR" means a member of the Board of Directors.

                  "EARTHLINK" is defined in the introductory paragraph.

                  "EARTHLINK OUTSTANDING STOCK REPORT" means a report provided by EarthLink to Sprint pursuant to Section 6.02(a) hereof.

                  "EFFECTIVE DATE" is defined in the introductory paragraph.

                  "EQUITY SECURITY" means (i) any Common Stock, (ii) any debt or equity securities of EarthLink convertible into or exchangeable for Common Stock or other Voting Equity Securities, (iii) any options, rights or warrants (or any other similar securities) issued by EarthLink to acquire Common Stock or other Voting Equity Securities, or (iv) any security issuable in connection with any stock split, stock dividend, recapitalization or other similar transaction in which securities are issued on a proportionate basis to all holders of a class of Equity Securities. In case of a Change of Entity Transaction, the term "Equity Security" will refer to any common stock or similar security of the Successor Entity and securities of the type referred to in clauses (ii)-(iv) with respect to such common stock or similar security.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                  "ISSUANCE NOTICE" is defined in Section 3.01(b) hereof.

                  "MASTER SERVICES AGREEMENT" is defined in the third recital.

                  "OFFER NOTICE" is defined in Section 4.02(b) hereof.

                  "OPERATIONS" is defined in the introductory paragraph.

                  "OPTION ISSUANCE NOTICE" is defined in Section 3.01(c) hereof.

                  "OPTION TOP-UP PERIOD" is defined in Section 3.01(c) hereof.

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                  "PERSON" means an individual, a partnership, a joint
venture, a corporation, a limited liability company, a business or other trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

                  "PREFERRED STOCK" means any shares of Preferred Stock issued by EarthLink, including without limitation, shares of Series A Stock and Series B Stock.

                  "RECOMMENDED THIRD-PARTY OFFER" is defined in Section 4.02(b) hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SERIES A STOCK" means the Series A Convertible Preferred Stock, par value $.01 per share, of EarthLink.

                  "SERIES B STOCK" means the Series B Convertible Preferred Stock, par value $.01 per share, of EarthLink.

                  "SPRINT" is defined in the introductory paragraph.

                  "SPRINT L.P." is defined in the introductory paragraph.

                  "SPRINT OFFER" means a written offer by Sprint to the Board of Directors of EarthLink for Sprint and its Affiliates to acquire all, but not less than all, of the outstanding Equity Securities not already owned by the Affiliated Equity Holders in response to an offer of the type described in Section 4.02.

                  "SPRINT OFFER PERIOD" is defined in Section 4.02(c) hereof.

                  "SPRINT OWNERSHIP CEILING" means, initially, a percentage equal to Sprint's Percentage Interest on the Effective Date and subject to future adjustments as described in Section 3.02.

                  "SPRINT OWNERSHIP REPORT" means a report provided by Sprint to EarthLink pursuant to Section 6.02(b) hereof.

                  "SPRINT'S PERCENTAGE INTEREST" means, at the time of determination, the percentage determined by converting the following fraction into a decimal carried to the third place: (i) the numerator of which shall be the sum of the total number of votes represented by all Equity Securities then owned by the Affiliated Equity Holders, assuming that any convertible or exercisable Equity Securities owned by the Affiliated Equity Holders are fully converted or exercised at the then applicable conversion ratio or exercise price, and (ii) the denominator of which shall be the sum of (x) the number set forth in (i) hereof, and (y) the total number of votes represented by all then outstanding Voting Equity Securities held by Persons who are not Affiliated Equity Holders.

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                  "SUBSCRIPTION NOTICE" is defined in Section 3.01(b).

                  "SUBSIDIARY" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

                  "SUCCESSOR ENTITY" is defined in the definition of "Change of Entity Transaction."

                  "TERMINATION, MUTUAL RELEASE AND WAIVER AGREEMENT" means the Termination, Mutual Release and Waiver Agreement, dated as of the date hereof, by and among the parties hereto (among others).

                  "TOP-UP PERIOD" is defined in Section 3.01(b).

                  "TOP-UP RIGHT" means the Affiliated Equity Holder's right to purchase Equity Securities pursuant to Sections 3.01(a), (b) and (c).

                  "UNAFFILIATED EQUITY HOLDERS" means, as of any relevant date of determination, all holders of Equity Securities other than Affiliated Equity Holders.

                  "VOTING EQUITY SECURITIES" means outstanding Equity Securities of EarthLink that, at the date of such determination, entitle the holders thereof to vote generally (not separately as a class) in any election of Directors or generally (not separately as a class) with respect to any Business Combination.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

                  SECTION 2.01. ADVISORY COMMITTEE TO EARTHLINK'S BOARD OF DIRECTORS. EarthLink, in its discretion, may choose to create a special advisory committee to assist and advise its Board of Directors (the
"ADVISORY COMMITTEE"). In such event, EarthLink may request that Sprint appoint, and Sprint shall appoint, one or more representatives selected by Sprint (the exact number to be determined by EarthLink but in no event more than two (2) Sprint representatives) to serve on the Advisory Committee. The Advisory Committee shall have no powers or authority to institute policies or make decisions on behalf of EarthLink. The Advisory Committee shall, however, provide such advice, assistance and consultation to the Board of Directors as the Board of Directors may request from time to time. EarthLink shall enter into customary indemnification agreements with each of the Sprint representatives on the Advisory Committee. Sprint shall ensure the active participation of its representatives in the affairs of the Advisory Committee.

                  SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. EarthLink shall take or cause to be taken all lawful action necessary to ensure at all times that EarthLink's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. The EarthLink Board of Directors shall adopt (and if necessary submit and recommend for approval by stockholders) other amendments to EarthLink's Certificate of Incorporation or By-laws reasonably necessary to implement the provisions of this Agreement.

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                  SECTION 2.03. AMENDMENTS TO CERTIFICATES OF DESIGNATION. If
amendments to the Certificates of Designations that are necessary to effectuate the terms of this Agreement contain no other amendments to which Sprint objects, then the Affiliated Equity Holders shall vote any Equity Securities held by them and required to be voted in favor of such amendments.

                  SECTION 2.04. VOTING OBLIGATIONS. Sprint and Sprint L.P., jointly and severally, covenant and agree that Sprint and Sprint L.P. shall, and shall cause the Affiliated Equity Holders to, vote all of their Voting Equity Securities on all proposals and other matters that may come before EarthLink's stockholders for a vote; provided, however, that, notwithstanding any other provision of this Agreement (other than Section 2.03), it shall be within the Affiliated Equity Holders' sole discretion (a) to vote their Voting Equity Securities for or against any matter proposed to stockholders, and (b) to grant a proxy to any third party with respect to the Affiliated Equity Holders' Voting Equity Securities in connection with any matter proposed to stockholders, provided that the entity granting such proxy shall instruct the third party to which the proxy is being granted that the Voting Equity Securities subject to the proxy must be voted.

                  SECTION 2.05. RESIGNATION OF DIRECTORS. Upon the effectiveness of this Agreement, Sprint shall cause its two representatives on EarthLink's Board of Directors to immediately tender their resignations from the Board if they have not previously done so. Neither Sprint, Sprint L.P. nor any of their Affiliates shall have any continuing right to designate or have elected members of the Board of Directors.

                                   ARTICLE III

                         EQUITY PURCHASES FROM EARTHLINK

                  SECTION 3.01.     TOP-UP RIGHTS.

                  (a) If EarthLink issues new Voting Equity Securities which result in a reduction of Sprint's Percentage Interest, whether in connection with an acquisition transaction, financing transaction, or otherwise (except as to issuances described in clauses (b) or (c) below), EarthLink shall, within five (5) business days from each such issuance, provide written notice to Sprint of such issuance, setting forth the date of issuance, the number and type of Voting Equity Securities issued, the number of Equity Securities and Voting Equity Securities outstanding after the issuance and the resulting Sprint's Percentage Interest (the "ISSUANCE NOTICE"). During the period commencing on the date Sprint receives the Issuance Notice and ending at 11:59 p.m. on the 180th day following the date Sprint receives the Issuance Notice (the "TOP-UP PERIOD"), the Affiliated Equity Holders shall have the right to purchase, from time to time, in the open market or in one or more private transactions from third parties such number of shares of Common Stock as results in the Affiliated Equity Holders owning in the aggregate an amount of Equity Securities up to (but no more than) the amount that causes Sprint's Percentage Interest to equal the then applicable Sprint Ownership Ceiling. To the extent that the Affiliated Equity Holders fail to exercise this purchase rights during the Top-up Period, the Affiliated Equity Holders shall be foreclosed during the term of this Agreement from acquiring additional Equity Securities,

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whether in the form of Common Stock or otherwise, as a result of the issuance(s) described in the Issuance Notice. Notwithstanding the foregoing, if EarthLink mistakenly gives Sprint an Issuance Notice that it was not required to give under this Section, and the Affiliated Equity Holders, in reliance thereon, acquires Equity Securities so that Sprint's Percentage Interest exceeds Sprint's Ownership Ceiling, then Sprint and Sprint L.P. shall, and shall cause the Affiliated Equity Holders to, dispose of shares of Equity Securities in accordance with Section 3.04.

                  (b) If EarthLink proposes to issue Voting Equity Securities that for any reason, other than as a result of antidilution provisions, stock dividends rights and substantially similar features, have voting power that may, with respect to their number of common stock equivalent votes, fluctuate over time, EarthLink shall provide written notice (a "SUBSCRIPTION NOTICE") to Sprint of its intent to effect such issuance at least five (5) business days prior to the date on which the Board of Directors authorizes such issuance. The Subscription Notice shall set forth (i) the number and terms of such Voting Equity Securities, (ii) the consideration (or manner of determining the consideration by reference to the market price), if any, for which such Voting Equity Securities are proposed to be issued and the terms of payment, (iii) the number of Equity Securities and Voting Equity Securities that will be outstanding after the proposed issuance, (iv) the then-current Sprint Percentage Interest and (v) the date of the proposed issuance. If Sprint, within ten (10) business days after receipt of a Subscription Notice, indicates its intention to EarthLink to exercise its rights pursuant to this Section 3.01(b), Sprint or any of the Affiliated Equity Holders shall have the right to purchase up to a percentage of such Equity Securities equal to the then-current Sprint Ownership Ceiling. Such purchase shall be on the same terms and conditions as the Voting Equity Securities are issued and sold to the other purchasers (by way of example, if the Voting Equity Securities are sold in an underwritten public offering, then the terms and conditions, including price, on which they are offered to the public; if the Equity Securities are sold through a placement agent, then on the terms and conditions, including price, on which they are offered to the public or private purchasers by the placement agent, as the case may be) (except that, if such Voting Equity Securities are issued for consideration other than cash, Sprint shall pay the lower of (x) the same purchase price per share and other terms, including the same form of consideration paid by the other purchasers of the Voting Equity Securities or (y) the fair market value per share thereof, determined by an independent appraiser mutually selected by EarthLink and Sprint, in either case, times the number of shares Sprint is entitled to purchase); PROVIDED, HOWEVER, that if Sprint's purchase of such Voting Equity Securities would, in the opinion of its counsel, give rise to the application of waiting periods under the HSR Act, Sprint shall be obligated to consummate such purchase as soon as practicable after the applicable waiting period has elapsed or terminated on an unconditional basis, and Sprint and EarthLink shall, during such time, diligently and in good faith seek expiration or termination of the applicable waiting period.

                  (c) On or before January 15 of each calendar year, EarthLink shall provide written notice to Sprint setting forth the number and type of Voting Equity Securities issued by EarthLink during the previous calendar year as a result of the exercise or conversion, as applicable, of options, warrants and other convertible Equity Securities that are not also Voting Equity Securities (the "OPTION ISSUANCE NOTICE"). In addition, from time to time, upon the

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exercise or conversion of an aggregate number of non-Voting Equity Securities into Voting Equity Securities as results in an increase of the total voting power of the outstanding Voting Equity Securities by one-half of one percent (1/2%) or more (as compared to such total voting power prior to any such exercises or conversions), EarthLink shall provide written notice to Sprint setting forth the number and type of Voting Equity Securities so issued
(also, an Option Issuance Notice). During the period commencing on the date Sprint receives the Option Issuance Notice and ending at 11:59 p.m. on the 180th day following the date that Sprint receives the Option Issuance Notice (the "OPTION TOP-UP PERIOD"), the Affiliated Equity Holders shall have the right to purchase from time to time in the open market or in one or more private transactions from third parties such number of shares of Common Stock as results in the Affiliated Equity Holders owning in the aggregate an amount of Equity Securities up to (but no more than) the amount that causes Sprint's Percentage Interest to equal the then applicable Sprint Ownership Ceiling. To the extent that the Affiliated Equity Holders fail to exercise this purchase right during the Option Top-up Period, the Affiliated Equity Holders shall be foreclosed during the term of this Agreement from acquiring additional Equity Securities, whether in the form of Common Stock or otherwise, as a result of the issuance(s) reported in the Option Issuance Notice. Notwithstanding the foregoing, if EarthLink mistakenly gives Sprint an Option Issuance Notice that it was not required to give under this Section, and the Affiliated
Equity Holders, in reliance thereon, acquires Equity Securities so that Sprint's Percentage Interest exceeds Sprint's Ownership Ceiling, then Sprint and Sprint L.P. shall, and shall cause the Affiliated Equity Holders to, dispose of shares of Equity Securities in accordance with Section 3.04.

                  SECTION 3.02. RESETTING OF SPRINT'S OWNERSHIP CEILING.

                  (a) To the extent the Affiliated Equity Holders fail to fully exercise their Top-up Rights within the Top-up Period or Option Top-up Period, as applicable, Sprint's Ownership Ceiling shall be immediately reduced to a level equal to Sprint's Percentage Interest as of the end of such period (assuming, for this purpose, that the Affiliated Equity Holders have exercised in full their Top-up Rights with respect to any other then-pending Top-up Period(s) or Option Top-up Period(s)).

                  (b) If any of the Affiliated Equity Holders sells, transfers or otherwise disposes of any Equity Securities, except for transfers in accordance with Section 5.01(a) by and between Sprint, Sprint L.P., the Affiliated Equity Holders and any Affiliates of any of the foregoing, Sprint's Ownership Ceiling shall be immediately reduced to a level equal to Sprint's Percentage Interest immediately after such sale, transfer or disposition (assuming, for this purpose, that the Affiliated Equity Holders have exercised in full their Top-up Rights with respect to any then-pending Top-up Period(s) or Option Top-up Period(s)).

                  SECTION 3.03. SUSPENSION OF TOP-UP RIGHTS. The Affiliated Equity Holders' rights to purchase additional Equity Securities pursuant to
Section 3.01 shall be automatically suspended and of no force and effect if, and for so long as, Sprint's Percentage Interest is greater than Sprint's Ownership Ceiling. The Affiliated Equity Holders' rights to acquire additional Equity Securities under Section 3.01 shall recommence and be in full force and effect, subject to the other terms and conditions of this Agreement, at such time as Sprint's Percentage Interest is less than Sprint's Ownership Ceiling.

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                  SECTION 3.04. SPRINT'S OBLIGATION TO REMEDY. If any agent, representative or Affiliate of an Affiliated Equity Holder shall violate any provision of this Article III by purchasing Equity Securities for the account of any Affiliated Equity Holder or an Affiliate of any Affiliated Equity Holder or take any other action in violation of this Article III for or on behalf of any Affiliated Equity Holder or an Affiliate of any Affiliated Equity Holder, Sprint and Sprint L.P., jointly and severally, covenant and agree to, and shall cause each Affiliated Equity Holder to, within 14 days of becoming aware of such violation, take such action as is necessary to remedy such violation, including selling all Equity Securities purchased in violation of this Article III, and, upon effecting such remedy, such violation shall not be deemed to be a breach of this Agreement. Sprint and Sprint L.P., jointly and severally, covenant and agree that neither Sprint, Sprint L.P. nor any of the Affiliated Equity Holders will vote any Voting Equity Security acquired (either directly or upon conversion of a convertible Equity Security) in violation of this Agreement, and any attempt to do so shall be null, void and of no effect.

                                   ARTICLE IV

          PURCHASES OF ADDITIONAL EQUITY SECURITIES; BUSINESS COMBINATIONS

                  SECTION 4.01. GENERAL STANDSTILL OBLIGATIONS.

                  (a) Subject to the following provisions and except for (1) purchases of shares made by the Affiliated Equity Holders permitted under the provisions of Section 3.01, or (2) offers, purchases and other matters effected by Sprint in accordance with the provisions of Section 4.02, Sprint and Sprint L.P., jointly and severally, covenant and agree that neither Sprint, Sprint L.P. nor any of the Affiliated Equity Holders nor any Affiliates of any of the foregoing will, nor will Sprint, Sprint L.P. or any Affiliated Equity Holders or any of their Affiliates authorize any of their agents or representatives to, without prior written consent of EarthLink's Board of Directors, directly or indirectly, acting alone or in concert with other Persons:

                           (i) acquire, offer to acquire, or agree to
acquire, directly or indirectly, by purchase or otherwise, any Equity Securities or direct or indirect rights to acquire any Equity Securities, or any equity securities of any Subsidiary of EarthLink, material assets of EarthLink or any Subsidiary or division of EarthLink or of any successor or controlling Person of any of the foregoing, except for its right to convert Series A Stock, Series B Stock or other Equity Securities in accordance with their express terms, and to receive stock dividends, stock splits and other distributions of Equity Securities;

                           (ii) make, initiate or in any way encourage,
directly or indirectly, any "solicitation" of proxies to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity, other than the Affiliated Equity Holders, with respect to the voting of any Equity Securities of EarthLink; PROVIDED, HOWEVER, the Affiliated Equity Holders may respond to or support a proxy solicitation for a stockholder proposal, or contest of a proposal, initiated by a third party, EXCEPT that in no event may Sprint respond to or support any proposal in opposition to EarthLink's Board of Directors with respect to (1) Sprint's obligations, rights, prohibitions and limitations under this Agreement, or
(2) the structure of, authority of, or composition of EarthLink's Board of Directors, or (3) the institution, removal, redemption or

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buy-out of a stockholder's rights plan instituted by the Board of Directors in accordance with this Agreement;

                           (iii) make any public announcement with respect
to, or submit a proposal for, or offer to effect (with or without conditions) any purchase of any of the assets of EarthLink or any Subsidiary or division of EarthLink, any tender or exchange offer for any of the Equity Securities of EarthLink or a merger, consolidation, combination, share exchange, reorganization or other extraordinary transaction involving EarthLink or any of its Equity Securities or assets or any Subsidiary of EarthLink or any of such Subsidiary's equity securities or assets, or otherwise, except for any announcement required in connection with Section 4.02 hereof;

                           (iv) form, join or in any way participate in a
"group" as defined in Rule 13d-5(b) under the Exchange Act in connection with any of the foregoing; or

                           (v) request EarthLink or any of its
representatives, directly or indirectly, to amend or waive any provision of this Section 4.01. PROVIDED, HOWEVER, that none of Section 4.01(a) shall prohibit Sprint from offering to acquire or acquiring any entity that holds Equity Securities if Sprint (i) provides an irrevocable proxy to EarthLink or its designee to vote such shares of Equity Securities simultaneously with the completion of such acquisition and (ii) seeks to transfer such Equity Securities to a Person or Persons other than an Affiliated Equity Holder within 14 days of the acquisition, or if that time period is not reasonable given market conditions and the number of Equity Securities held by the acquired entity, as promptly as reasonably practicable (consistent with maximizing value) after the completion of such acquisition; PROVIDED FURTHER, that if such entity holds 5% or more of EarthLink's outstanding Equity Securities, Sprint shall be permitted to offer to acquire such entity but may not acquire such entity unless it has first disposed of sufficient Equity Securities to bring such percentage below 5%.

                  (b) Sprint will promptly advise EarthLink in writing of any inquiry or proposal made to it or any of the Affiliated Equity Holders with respect to any of the foregoing and describe in writing, in reasonable detail, the terms and conditions thereof.

                  (c) If Sprint, Sprint L.P., any Affiliated Equity Holder or any agent, or representative or Affiliate of any of the foregoing shall violate any provision of this Section 4.01 by purchasing Equity Securities for the account of Sprint, Sprint L.P., any Affiliated Equity Holder or any Affiliate of any of the foregoing or take any other action in violation of this Section 4.01 for or on behalf of Sprint, Sprint L.P., any Affiliated Equity Holder or any Affiliate of any of the foregoing, Sprint and Sprint L.P., jointly and severally, covenant and agree to, and shall cause each Affiliated Equity Holder and each Affiliate of the Affiliated Equity Holders to, within 14 days of becoming aware of such violation, take such action as is necessary to remedy such violation, including selling all Equity Securities purchased in violation of this Section 4.01, and, upon effecting such remedy, such violation shall not be deemed to be a breach of this Agreement. Sprint and Sprint L.P., jointly and severally, covenant and agree that neither Sprint, Sprint L.P. nor any of the Affiliated Equity Holders will vote any Voting Equity Security

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acquired (either directly or upon conversion of a convertible Equity
Security) in violation of this Agreement, and any attempt to do so shall be null, void and of no effect.

                  SECTION 4.02. BUSINESS COMBINATION DISCUSSIONS AND THIRD-PARTY OFFERS.

                  (a) At such time as EarthLink commences bona fide discussions with another entity, or group of related entities, to affect a Business Combination, EarthLink shall promptly notify Sprint and shall continue to keep Sprint reasonably informed on a regular basis of the substance of the discussions, the progress being made with respect to the transaction that is the subject of the discussions, the material commercial terms of the subject transaction and other such information reasonably related to the discussions. All such information disclosed by EarthLink to Sprint shall constitute Confidential Information.

                  (b) If EarthLink receives an offer from a third party, whether that offer was solicited by EarthLink or not, and whether or not EarthLink has provided a notice pursuant to Section 4.02(a), then at such time, if any, as EarthLink believes that the transaction subject to the offer will become subject to a definitive agreement and publicly announced and recommended to EarthLink's stockholders by EarthLink (a "RECOMMENDED THIRD-PARTY OFFER") within the next ten (10) calendar days, EarthLink shall immediately deliver to Sprint a written notice describing the form and structure of the possible Business Combination and the then proposed terms and conditions (including pricing information) for such transaction (the "OFFER NOTICE").

                  (c) If subsequent to EarthLink's delivery of an Offer
Notice:

                           (i) if the transaction consideration payable with
respect to the transaction that is the subject of the Offer Notice is stated either solely in the form of a specific cash amount per share, or in the form of a cash amount per share determined by applying a numerical factor to the stock price of either EarthLink or the other entity that is party to the transaction and either (A) such specific cash amount per share or (B) the numerical factor to be applied to the stock price (but not the time period, if any, used in determining the cash amount per share) is increased or decreased by 10% or more from the amount or factor specified in the Initial Offer Notice; or

                           (ii) if the transaction consideration payable with
respect to the transaction that is the subject of the Offer Notice is stated solely in the form of an exchange ratio applicable to the securities of EarthLink and the other entity that is a party to the transaction, and the exchange ratio applicable to the share exchange (but not the time period, if any, used in determining some element of the exchange ratio) is increased or decreased by 10% or more from the ratio specified in the Initial Offer Notice; or

                           (iii) if the transaction consideration payable
with respect to the transaction that is the subject of the Offer Notice is stated in the form of both securities of EarthLink and the other entity that is a party to the transaction and cash, and either component (as described in clauses (i) and (ii) above) is increased or decreased by 10% or more from the component specified in the Initial Offer Notice;

then EarthLink shall provide a subsequent Offer Notice to Sprint.

                  (d) For the longer of seven (7) calendar days or five (5) business days following Sprint's receipt of an Offer Notice (the "SPRINT OFFER PERIOD"), EarthLink may not enter into a definitive agreement with respect to the Offer and must continue to provide information required to be provided pursuant to Sections 4.02(a) and (b). During the Sprint Offer Period, the Affiliated Equity Holders shall be released from their obligations under Section 4.01 insofar as is necessary, and only to the extent necessary, to permit the Affiliated Equity Holders, subject to the terms and conditions of this Agreement, to make a single Sprint Offer to EarthLink's Board of Directors. If requested by EarthLink's Board of Directors to do so, the Affiliated Equity Holders shall be further released from their obligations under Section 4.01 insofar as is necessary, and only to the extent necessary, to permit them to negotiate the terms of the Sprint Offer with EarthLink's Board of Directors. Otherwise, Sprint's obligations under Section 4.01 shall continue in full force and effect.

                  (e) If EarthLink executes a definitive agreement to effect a Business Combination or the Board of Directors otherwise recommends such transaction to EarthLink's stockholders, the Affiliated Equity Holders shall be released from their obligations under Section 4.01 insofar as necessary, and only to the extent necessary, to permit Sprint, subject to the terms and conditions of this Agreement, to make a single Sprint Offer to the Board of Directors. If requested by EarthLink's Board of Directors to do so, the Affiliated Equity Holders shall be further released from their obligations under Section 4.01 insofar as is necessary, and only to the extent necessary, to permit them to negotiate the terms of the Sprint Offer with EarthLink's Board of Directors. Otherwise, Sprint's obligations under Section 4.01 shall continue in full force and effect.

                  (f) If EarthLink's Board of Directors determines to recommend a Sprint Offer to EarthLink's stockholders, the Affiliated Equity Holders will be temporarily released from the standstill obligations of
Section 4.01 insofar as is necessary, and only to the extent necessary, for the Affiliated Equity Holders to pursue and consummate the transaction contemplated by the Sprint Offer; otherwise, Section 4.01 shall continue in full force and effect.

                  (g) Upon the commencement of a third-party transaction, which, if consummated, would constitute a Business Combination, that the Board of Directors does not recommend to its stockholders for approval, and if Sprint's board of directors determines, in good faith upon consultation with independent legal counsel and its outside financial advisors, that the consummation of such transaction is reasonably likely to occur, then the Affiliated Equity Holders shall be released from its obligations under
Section 4.01 insofar as is necessary, and only to the extent necessary, to permit Sprint, subject to the terms and conditions of this Agreement, to make a single Sprint Offer to the Board of Directors; otherwise, Section 4.01 shall continue in full force and effect.

                  (h) None of the Affiliated Equity Holders shall be entitled to exercise rights of appraisal under Section 262 of the Delaware General Corporation Law (or any successor thereto) as to any of the Equity Securities owned by them in respect of any Business Combination effected in connection with a Recommended Third-Party Offer.

                  SECTION 4.03. TAKEOVER DEFENSES. EarthLink may adopt a stockholders' rights plan (commonly known as a "poison pill") at any time and in its sole discretion. However, stockholders' rights plan must be structured so that Sprint's then current level of ownership of Equity Securities, and its subsequent level of ownership of Equity Securities permitted by this Agreement, does not result in any Affiliated Equity Holder being deemed an "acquiring person" or similar designation under the stockholders' rights plan or otherwise being adversely affected by such plan in a manner inconsistent with this Agreement. The holders of Series A Stock and Series B Stock shall be entitled to vote as a class on any matter proposed to EarthLink's stockholders, the effect of which would be (a) to amend such stockholders' rights plan in a manner adverse to such holders, or (b) to adopt a new stockholders' rights plan that would be adverse to such holders.

                                    ARTICLE V

                          TRANSFER OF EQUITY SECURITIES

                  SECTION 5.01. TRANSFER OF EQUITY SECURITIES.

                  (a) None of the Affiliated Equity Holders shall, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities except in accordance with federal and state law.

                  (b) None of the Affiliated Equity Holders shall, directly or indirectly, sell, transfer or otherwise dispose of any interest in any Equity Securities, including the disposition of the securities of an Affiliated Equity Holder, to any purchaser or group (within the meaning of Rule 13d-5(b) under the Exchange Act) of purchasers, if, after giving effect to such sale, such purchaser or group of purchasers would own, or have the right to acquire, 5% or more of the Equity Securities then outstanding; however, if EarthLink has a stockholders rights plan (a "poison pill") in effect, the 5% ceiling shall be increased to a level equal to the ownership threshold necessary to trigger the stockholders rights plan.

                  (c) Purported transfers of Equity Securities that are not in compliance with this Article V shall be void and of no force or effect.

                  (d) Notwithstanding the foregoing, sales, transfers and dispositions among a group consisting only of Affiliated Equity Holders and/or Affiliates of the Affiliated Equity Holders shall not constitute a breach of this Section 5.01.

                                   ARTICLE VI

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 6.01. REPRESENTATIONS AND WARRANTIES.

                  (a) Each of Sprint and Sprint L.P. represents and warrants to EarthLink and Operations as follows:

                           (i) Sprint is a corporation, and Sprint L.P. is a
partnership, that is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the power and authority to execute, deliver and perform this Agreement.

                           (ii) This Agreement has been duly executed and
delivered by each of Sprint and Sprint L.P., constitutes a valid and binding agreement, and is enforceable in accordance with its terms, except to the extent that the enforcement of this Agreement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                           (iii) The execution and delivery of this Agreement
did not, and the performance hereof, without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (A) in the case of Sprint, the certificate of incorporation or bylaws of Sprint, (B) in the case of Sprint L.P., the partnership agreement of Sprint L.P., (C) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit or license applicable to either Sprint or Sprint L.P. or any of the Equity Securities owned by either, or (D) any federal, state, local, municipal, foreign, international, multinational or other judicial or administrative order, judgment, decree, constitution, law ordinance, common law of the State of Kansas, regulation, statute or treaty applicable to either of Sprint or Sprint L.P. or any of the Equity Securities owned by either. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any party to a contract is required by or with respect to either Sprint or Sprint L.P. or in connection with the execution and delivery of this Agreement.

                           (iv) Except as set forth in this Agreement, none
of the Equity Securities owned by either of Sprint or Sprint L.P. is subject to (A) any right of first refusal, (B) any right to purchase, acquire or vote, or (C) any power of attorney.

                           (v) Each of Sprint and Sprint L.P. has the sole
power, right and authority to vote the Voting Equity Securities beneficially owned by it in accordance with the terms of this Agreement.

                           (vi) Each of Sprint and Sprint L.P. will take all
action necessary to cause other Affiliated Equity Holders bound by the terms of this Agreement to abide by the terms of this Agreement.

                  (b) Each of EarthLink and Operations represents and warrants to Sprint and Sprint L.P. as follows:

                           (i) EarthLink and Operations are corporations that
are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or organized and have the power and authority to execute, deliver and perform this Agreement.

                           (ii) This Agreement has been duly executed and
delivered by each of EarthLink and Operations, constitutes a valid and binding agreement, and is enforceable in accordance with its terms, except to the extent that the enforcement of this Agreement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                           (iii) The execution and delivery of this Agreement
did not, and the performance hereof, without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (A) the certificates of incorporation or bylaws of EarthLink or Operations, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit or license applicable to either EarthLink or Operations, or (D) any federal, state, local, municipal, foreign, international, multinational or other judicial or administrative order, judgment, decree, constitution, law ordinance, common law of the State of Delaware, regulation, statute or treaty applicable to either of EarthLink or Operations. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any party to a contract is required by or with respect to either EarthLink or Operations or in connection with the execution and delivery of this Agreement.

                  SECTION 6.02. STOCK OWNERSHIP REPORTS. The following informational reporting requirements shall apply during the term of this
Agreement:

                  (a) EARTHLINK STOCK REPORT. EarthLink shall provide to Sprint in writing a monthly report (the "EARTHLINK OUTSTANDING STOCK REPORT") setting forth certain information and data pertaining to EarthLink for each calendar month (a "MONTH"), which shall be delivered to Sprint on or before the 15th day of the next following month (a "REPORT DELIVERY DATE"). The EarthLink Outstanding Stock Report shall be reasonable in detail and shall clearly set forth all of the following information:

                           (i) the number of Voting Equity Securities issued
by EarthLink during the Month;

                           (ii) the number of Equity Securities that are not
Voting Equity Securities issued by EarthLink during the Month;

                           (iii) the total number of shares of Common Stock
outstanding on the last day of the Month;

                           (iv) the total number of shares of each type of
Voting Equity Securities outstanding on the last day of the Month; and

                           (v) EarthLink's calculation of Sprint's Percentage
Interest as of the last day of the Month.

                  (b) SPRINT OWNERSHIP REPORT. Sprint shall provide to EarthLink in writing a monthly report clearly setting forth, in reasonable detail, the number of shares of Equity Securities of EarthLink bought and sold by the Affiliated Equity Holders during the Month and Sprint's calculation of Sprint's Percentage Interest as of the last day of the Month, which calculation shall not be binding on Sprint, Sprint L.P. or the Affiliated Equity Holders for the purpose of determining Sprint's Percentage Interest (the "SPRINT OWNERSHIP REPORT"), which shall be delivered to EarthLink on or before the Report Delivery Date; PROVIDED, HOWEVER, that Sprint's only obligation with respect to furnishing a Sprint Ownership Report for a month in which no ownership changes occurred shall be to notify EarthLink in writing of that fact.

                  (c) Each EarthLink Outstanding Stock Report and Sprint Ownership Report (individually, a "REPORT" and together, the "REPORTS") shall state the month to which it applies, and shall be signed by an authorized officer of the applicable party. EarthLink represents and warrants that each EarthLink Outstanding Stock Report shall be true and correct in all material respects on the Report Delivery Date. Sprint represents and warrants that each Sprint Ownership Report shall be true and correct in all material respects on the Report Delivery Date. If a Report is determined to be incorrect in any respect at any time after delivery to the other party, the submitting party must resubmit a true and accurate replacement Report which identifies all such corrections; PROVIDED, HOWEVER, that the submission of any replacement Report or the failure of any party to submit such replacement Report shall not constitute a waiver by any other party hereto of any substantive rights otherwise existing under this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. TERMINATION. This Agreement shall terminate at the earlier of (i) such time as Sprint's Ownership Ceiling is less than five percent (5%), or (ii) the consummation of a Business Combination, or
(iii) such time as Sprint's Percentage Interest is one hundred percent (100%).

                  SECTION 7.02. SUSPENSION OF OBLIGATIONS AND RIGHTS. Sprint's obligations and rights, and EarthLink's obligations and rights, set forth in Articles II, III and IV shall be suspended commencing on the date that Sprint's Percentage Interest is less than ten percent (10%) provided that all Top-up Periods and Option Top-up Periods have expired. The obligations, rights, prohibitions and restrictions of Articles III and IV shall recommence and be in full force and effect at such time as Sprint's Percentage Interest is equal to or greater than ten percent (10%).

                  SECTION 7.03. CONFIDENTIALITY. Each party will keep Confidential Information of the other confidential and will only use such Confidential Information to perform their respective obligations under this Agreement. Upon termination or expiration of this Agreement, or upon written request, each party will return or destroy all Confidential Information of the other. Notwithstanding any other provision of the Agreement, neither party will be restricted in using, in connection with its business operations, any ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other party's Confidential Information (without reference to any physical or electronic embodiment of such information), unless such use shall infringe any of such party's patent rights or copyrights. This Section 7.03 shall survive termination of this Agreement for two (2) years.

                  Confidential Information does not include information that is:

                  (a) rightfully known to the recipient prior to negotiations leading up to this Agreement except for Confidential Information exchanged by the parties under other agreements they are or have been a party to;

                  (b) independently developed by the recipient without any reliance on Confidential Information;

                  (c) part of the public domain or is lawfully obtained by the recipient from a third party not under an obligation of confidentiality; or

                  (d) required to be disclosed by law or legal process, so long as the recipient uses reasonable efforts to cooperate with the disclosing party in limiting disclosure.

                  SECTION 7.04. NOTICES. Unless otherwise provided herein, any notice, request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (a) delivered by hand or sent by certified mail, return receipt requested, (b) if sent by a nationally-recognized overnight delivery service with delivery confirmed, or
(c) if telefaxed or telecopied, with receipt confirmed as follows:

                  EarthLink and Operations:    3100 New York Drive
                                               Pasadena, California 91107
                                               Attn.: CEO
                                               Telecopy No.: (626) 351-6671
                  and
                                               1430 West Peachtree Street, NE
                                               Atlanta, Georgia 30309
                                               Attn: CEO
                                               Telecopy No.: (404) 892-7616

                  With a copy to:              Hunton & Williams
                                               4100 Bank of America Plaza
                                               600 Peachtree Street, N.E.
                                               Atlanta, Georgia  30308-2216
                                               Attn:  Scott M. Hobby, Esq.
                                               Telecopy No.: (404) 888-4190

                  Sprint:                      Sprint Corporation
                                               2330 Shawnee Mission Parkway
                                               Westwood, Kansas 66205
                                               Attn:  Chief Financial Officer
                                               Telecopy No.:(913) 624-8426

                  with a copy to:              Sprint Corporation
                                               2330 Shawnee Mission Parkway
                                               Westwood, Kansas 66205
                                               Attn:  Corporate Secretary
                                               Telecopy No.:  (913) 624-8233

                  and with an additional
                  copy to:                     King & Spalding
                                               191 Peachtree Street
                                               Atlanta, Georgia 30303-1763
                                               Attn:  Michael J. Egan III, Esq.
                                               Telecopy No.:  (404) 572-5100

The parties hereto shall promptly notify each other of any change in their respective addresses or facsimile numbers or of the Person or office to receive notices, requests or other communications under this Section. Notice shall be deemed to have been given as of the date when so personally delivered, when actually delivered by the U.S. Postal Service at the proper address, the next day when delivered during business hours to an overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient.

                  SECTION 7.05. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties in respect to the matters contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings, written and oral, with respect to the subject matter hereof and thereof including the Governance Agreement and all amendments thereto, prior to the effective date of this Agreement, PROVIDED, THAT, this provision shall not abrogate any other written agreement between the parties executed simultaneously with this Agreement, including, without limitation, the Master Services Agreement, the Amended and Restated Registration Rights Agreement and the Termination, Waiver and Release Agreement. No party shall be liable or bound to any other party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

                  SECTION 7.06. WAIVER. Except as otherwise permitted in this Agreement, the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof. The rights and remedies of the parties are cumulative and not alternative. Except as otherwise permitted in this Agreement, neither the failure nor any delay by any party in exercising any right, power or privilege under this

Agreement or the documents referred to in this Agreement or therein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

                  SECTION 7.07. SUCCESSORS AND ASSIGNS.

                  (a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by any of the parties without the prior written consent of the other parties; PROVIDED, HOWEVER, that such assignment or transfer may be made by Sprint or Sprint L.P. to any of their respective Affiliates who are "controlled" (as such term is defined in Rule 12b-2 promulgated pursuant to the Exchange Act) by Sprint or Sprint L.P., or (iii) pursuant to any merger or sale of substantially all of the assets of Sprint or such Affiliates (or any transaction having such effect) that is pursuant to an agreement entered into after the Effective Date; PROVIDED, HOWEVER, that, in either such case, before such assignment may take effect, the proposed successor or assignee agrees in writing to be bound by all of the provisions hereof and neither Sprint nor Sprint L.P. shall be released from their obligations hereunder by any such assignment or transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any attempted assignment in violation of this Section shall be void.

                  (b) In the event of any Change of Entity Transaction, EarthLink will cause the Successor Entity, at or prior to the consummation of the Change of Entity Transaction, to assume and agree to be bound by all of EarthLink's obligations under this Agreement, and EarthLink shall deliver to Sprint an agreement executed by a duly authorized officer of the Successor Entity to such effect. In such event, all references to EarthLink in this Agreement shall be deemed to be references to the Successor Entity.

                  SECTION 7.08. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of laws principles.

                  SECTION 7.09. SEVERABILITY. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                 SECTION 7.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which when so executed and delivered shall for all purposes be deemed to be an original but all of which, when taken together, shall constitute one and the same Agreement.

                  SECTION 7.11. HEADINGS. The table of contents, captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

                  SECTION 7.12. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement or any Ancillary Agreements, express or implied, shall create or confer upon any Person (including but not limited to any employees), other than the parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement except as expressly provided herein.

                  SECTION 7.13. INTERPRETATION.

                  (a) Each party is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each party hereby acknowledges that no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement and the documents and instruments contemplated hereby.

                  (b) No provision of this Agreement shall be interpreted in favor of, or against, either of the parties by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  SECTION 7.14. EXCLUSIVE JURISDICTION AND CONSENT TO SERVICE OF PROCESS. The parties agree that any legal action arising out of or relating to this Agreement or the transactions contemplated hereby or thereby shall be instituted by the parties only in a Delaware state court or a federal court sitting in that state, which shall be the exclusive venue of any such action. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, and irrevocably consents and submits to the jurisdiction of any such court (and the appropriate appellate courts) in any such action. Any and all service of process and any other notice in any such action shall be effective against such party when transmitted in accordance with Section 7.04. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by applicable law.

                  SECTION 7.15. AMENDMENT. No amendment, modification or alteration of the terms or provisions of this Agreement or any Ancillary Agreement, including any Schedules and Exhibits hereto or thereto, shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is sought to be enforced.

                  SECTION 7.16. WAIVER OF JURY TRIAL. EACH OF EARTHLINK, OPERATIONS, SPRINT AND SPRINT L.P. HEREBY IRREVOCABLY

AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  SECTION 7.17. SPECIFIC PERFORMANCE. The parties agree that immediate irreparable damages for which there is no adequate remedy at law would occur in the event that any provision of this Agreement is not performed in accordance with the specific terms hereof or is otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the non-breaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

                  SECTION 7.18. FILING OF CERTIFICATES OF DESIGNATIONS. Immediately upon execution of this Agreement, EarthLink shall cause the Certificates of Designation, as amended pursuant to the certificates of amendment therefor and of even date herewith (attached hereto as composite EXHIBIT A), to be filed with the Secretary of State of the State of Delaware, and shall provide Sprint with proof of such filing.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       SPRINT CORPORATION


                                       By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:


                                       SPRINT COMMUNICATIONS COMPANY L.P.


                                       By:  U.S. Telecom, Inc., General Partner


                                       By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:


                                       EARTHLINK, INC.


                                       By: /s/
                                          ------------------------------------
                                          Name:   Charles G. Betty
                                          Title:  CEO


                                       EARTHLINK OPERATIONS, INC.


                                       By: /s/
                                          ------------------------------------
                                          Name:   Charles G. Betty
                                          Title:  CEO





         [Signature Page for Amended and Restated Governance Agreement]